1st FRANKLIN FINANCIAL CORPORATION

                                INDEX TO EXHIBITS


Exhibit No.                                                       Page No.
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     19     Quarterly Report to Investors for the
                Nine Months Ended September 30, 2000 ........           4

     27     Financial Data Schedule .........................          13